As filed with the Securities and Exchange Commission on June 27, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BALLY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	88-0104066
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6601 S. Bermuda Rd.
Las Vegas, Nevada 89119

(702) 584-7700
(Address of Principal Executive Offices) (Zip Code)

Amended and Restated Bally Technologies, Inc. 2010 Long Term Incentive Plan
Amended and Restated Bally Technologies, Inc. 2008 Employee Stock Purchase Plan

(Full title of the plans)

Neil Davidson
Senior Vice President, Chief Financial Officer

and Treasurer
6601 S. Bermuda Rd.
Las Vegas, Nevada 89119
(Name and address of agent for service)

(702) 584-7700
(Telephone number, including area code, of agent for service)

Copy to:
Karen E. Bertero, Esq.
Gibson, Dunn & Crutcher LLP

333 South Grand Avenue
Los Angeles, California 90071
(213) 229-7000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2) (3)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Amended and Restated Bally Technologies, Inc. 2010 Long Term Incentive Plan—Common Stock, par value $0.10 per share (4)	2,300,000 shares	$65.33	$150,259,000	$19,353.36
Amended and Restated Bally Technologies, Inc. 2008 Employee Stock Purchase Plan—Common Stock, par value $0.10 per share (5)	350,000 shares	$65.33	$22,865,500	$2,945.08

(1)

This Registration Statement also covers such indeterminable number of additional shares of Bally Technologies, Inc. (“Registrant”) common stock, par value $0.10 per share (the “Common Stock”) as may become issuable under the Amended and Restated Bally Technologies, Inc. 2010 Long Term Incentive Plan and Amended and Restated Bally Technologies, Inc. 2008 Employee Stock Purchase Plan to prevent dilution in the event of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(3)

Calculated pursuant to Rule 457(c) and 457(h) of the Securities Act based upon the average of the high and low prices of the Common Stock of the Registrant on the New York Stock Exchange on June 23, 2014, which was $65.33.

(4)	Represents shares of Common Stock reserved for issuance pursuant to the Amended and Restated Bally Technologies, Inc. 2010 Long Term Incentive Plan.

(5)	Represents shares of Common Stock reserved for issuance pursuant to the Amended and Restated Bally Technologies, Inc. 2008 Employee Stock Purchase Plan.

INTRODUCTION

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purposes of registering an additional 2,300,000 shares of Common Stock of Bally Technologies, Inc., a Nevada corporation (the “Company” or the “Registrant”), issuable to eligible persons under the Amended and Restated Bally Technologies, Inc. 2010 Long Term Incentive Plan.  In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the Registration Statements on Form S-8 (No. 333-173190 filed March 31, 2011, No. 333-149637 filed March 11, 2008, No. 333-122064 filed January 14, 2005, No. 333-115271 filed May 7, 2004, No. 333-105087 filed May 8, 2003 and No. 333-81154 filed January 22, 2002), and Post-Effective Amendment No. 1 to Registration Statement on Form S- 8 No. 333-115271 filed November 2, 2004, each filed with the Securities and Exchange Commission (the “SEC”), together with all exhibits filed therewith or incorporated therein by reference, and the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013, filed with the SEC on August 28, 2013, including the financial statements set forth therein.  This Registration Statement on Form S-8 is also filed pursuant to General Instruction E to Form S-8 for the purposes of registering an additional 350,000 shares of Common Stock of the Registrant issuable to eligible persons under the Amended and Restated Bally Technologies, Inc., 2008 Employee Stock Purchase Plan.  In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the Registration Statement on Form S-8 (No. 333-149637 filed March 11, 2008) filed with the SEC, together with all exhibits filed therewith or incorporated therein by reference, and the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013, filed with the SEC on August 28, 2013, including the financial statements set forth therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

The Exhibits to this Registration Statement are listed in the Index to Exhibits immediately following the signature pages.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, as of June 27, 2014.

BALLY TECHNOLOGIES, INC.

By:	/s/ NEIL P. DAVIDSON
Neil P. Davidson
Senior Vice President, Chief Financial Officer and Treasurer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Richard Haddrill, Neil P. Davidson and Kathryn S. Lever, and each of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this registration statement (including any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), with all exhibits thereto and other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitutes therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ RICHARD M. HADDRILL	Chief Executive Officer and Director	June 27, 2014
Richard M. Haddrill	(Principal Executive Officer)

/s/ ROBERT L. GUIDO	Director	June 27, 2014
Robert L. Guido

/s/ JOSEPHINE LINDEN	Director	June 27, 2014
Josephine Linden

/s/ W. ANDREW MCKENNA	Director	June 27, 2014
W. Andrew McKenna

/s/ DAVID ROBBINS	Director and Chairman of the Board	June 27, 2014
David Robbins

/s/ NEIL P. DAVIDSON	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 27, 2014
Neil P. Davidson

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INDEX TO EXHIBITS

Exhibit Number	Exhibit

3.1

Restated Articles of Incorporation of Alliance Gaming Corporation, as amended, filed on May 7, 2004 as Exhibit 4.6 to the Registration Statement on Form S-8 (File No. 333-115271) of Alliance Gaming Corporation, and incorporated herein by reference.

3.2

Amendment to Amended and Restated Articles of Incorporation dated March 13, 2006, filed on August 29, 2012 as Exhibit 3.2 to the Annual Report on Form 10-K of Bally Technologies, Inc. and incorporated herein by reference.

3.3

Certificate of Increase in Number of Authorized Shares of Common Stock of Alliance Gaming Corporation dated April 16, 2002, filed on August 28, 2013 as Exhibit 3.3 to the Annual Report on Form 10-K of Bally Technologies, Inc. and incorporated herein by reference.

3.4

Second Amended and Restated Bylaws of Bally Technologies, Inc., filed on October 22, 2012 as Exhibit 3.1 to the Current Report on Form 8-K of Bally Technologies, Inc. and incorporated herein by reference.

3.5

First Amendment to the Second Amended and Restated Bylaws of Bally Technologies, Inc., filed on December 9, 2013 as Exhibit 3.1 to the Current Report on Form 8-K of Bally Technologies, Inc. and incorporated herein by reference.

5.1*	Opinion of Fennemore Craig Jones Vargas.

10.1*	Amended and Restated Bally Technologies, Inc. 2010 Long Term Incentive Plan.

10.2*	Amended and Restated Bally Technologies, Inc. 2008 Employee Stock Purchase Plan.

23.1*	Consent of Fennemore Craig Jones Vargas (contained in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (contained on the signature pages hereto).

*              Filed herewith.

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